Exhibit 5.1

Liberty Global plc 38 Hans Crescent London SW1X 0LZ	Allen & Overy LLP One Bishops Square London E1 6AD United Kingdom Tel +44 (0)20 3088 0000 Fax +44 (0)20 3088 0088

Our ref 0080333-0000182 CO:21828742.2

27 June 2014

Registration Statement on Form S-4 of Liberty Global plc – Exhibit 5.1

We have acted as legal advisers to Liberty Global plc (the Company) as to the matters of English law in connection with the proposed registration under the US Securities Act of 1933, as amended (the Securities Act) of up to 37,219,915 Class A ordinary shares and 91,826,521 Class C ordinary shares, with a nominal value of $0.01 per share in the capital of the Company (the Shares) to be issued in connection with the exchange offer for all the outstanding ordinary shares of Ziggo N.V. as described in the Company’s Registration Statement on Form S-4 (the Registration Statement) filed with the Securities and Exchange Commission (the SEC).

For the purpose of this opinion, we have examined only the following documents:

(1)	a copy of the draft Registration Statement filed with the SEC on 27 June 2014.

(2)	a certificate (the Officer’s Certificate) of an officer of the Company addressed to us having attached:

(i)	a certified copy of the articles of association (the Articles of Association) of the Company;

(ii)	a certified copy of minutes of a meeting of the Board of Directors of the Company held on 20 January 2104;

(iii)	certified copies of the certificate of incorporation, certificate of incorporation on change of name and certificate of re-registration as a public company of the Company;

confirming that the copies of the above documents are correct, complete and in full force and effect; and

(3)	the certificate (the Registrar’s Certificate) issued by the Registrar of Companies in England and Wales (the Registrar of Companies) on 26 June 2014 confirming that, as at that date, according to the documents on the file of the Company in the custody of the Registrar of Companies, the Company is up to date with its filing requirements, has at least one secretary and two directors, one of the directors being a natural person over the age of 16 and that no action was being taken by the registrar for striking the Company off the register and dissolving it as defunct and, so far as the Registrar of Companies was aware, was not in liquidation or subject to an administration order, nor had any receiver or manager of any of the Company’s property been appointed.

For the purpose of this opinion we conducted a search on 26 June 2014 at the Companies Registry in respect of the Company. That search did not reveal any order or resolution for the winding up of the Company or any notice of appointment of a liquidator, receiver, administrative receiver or administrator in respect of it. We have also on 26 June 2014 conducted a search at the Central Registry of Winding Up Petitions at the Companies Court which has informed us that it has on its central index no record of any presentation of any winding up petition in respect of the Company.

Except as stated above, we have not examined any other contracts, instruments or documents (whether or not referred to in the documents listed above) entered into or affecting any of the parties to the documents or any of their corporate records or carried out any searches or enquiries affecting or concerning them. We express no opinion as to matters of fact.

Our opinion is confined solely to the laws of England in force at the date of this opinion. Accordingly, we express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Union law as it affects a jurisdiction other than England and we have made no investigation of the federal or state laws of the United States of America or the laws of any other jurisdiction and we do not express or imply any opinion on such laws. This opinion is given on the basis that we have no obligation to notify any addressee of this opinion of any change in English law or its application after the date of the opinion.

For the purpose of this opinion, we have assumed without further enquiry that:

(a)	in so far as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction and will not violate the public policy of any jurisdiction;

(b)	no laws of any jurisdiction other than England qualify or affect our opinion;

(c)	the genuineness of all signatures on, and the authenticity and completeness of, all documents furnished to us, whether as originals or copies;

(d)	the conformity to original documents of all documents furnished to us as photocopies or facsimile copies or transmitted to us electronically;

(e)	where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(f)	all statements made in any documents furnished to us are and remain true and correct;

(g)	the resolutions referred to in the Officer’s Certificate (and any other resolutions on which we have relied in giving this opinion) were duly adopted and have not been rescinded or varied and remain in full force and effect and the meetings at which such resolutions were passed were duly convened and held including proper service of notice and the requisite quorum present and each Director present at the meetings of the Directors of the Company referred to in the Officers’ Certificate (and any other meetings at which resolutions on which we have relied in giving this opinion were passed) duly disclosed any interest of his in any of the matters considered at the relevant meeting and no directors not entitled to attend or vote did attend or vote;

(h)	none of the documents furnished to us has been amended, modified, supplemented, revoked, rescinded, replaced or terminated and they remain accurate and up-to-date;

(i)	the Registration Statement will have become effective under the Securities Act prior to the issue of the Shares and such Shares will be allotted and issued in the manner stated in the Registration Statement;

(j)	as at the time of the allotment and issuance of the Shares, such allotment and issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company (other than the Articles of Association) or to which the Company is a party or otherwise bound or subject; and

(k)	the information revealed by the searches we have caused to be made at the Companies Registry and the Central Registry of Winding Up Petitions referred to above was accurate in all respects and has not since the time of those searches and enquiries been altered.

Based on and subject to the foregoing, and subject as set out below and to any matters not disclosed to us, we are of the opinion that, so far as English law is concerned, the Shares to be issued by the Company as described in the Registration Statement, when so issued, will be validly issued and fully paid and no further amounts will be payable to the Company in respect of the issue of those shares by the holders thereof, by reason of being such holders.

This opinion is subject to the qualifications set out below:

(a)	Neither the searches at the Companies Registry referred to above nor the Registrar’s Certificate is conclusively capable of revealing whether or not:

(i)	a winding up order has been made or a resolution passed for the winding up of a company; or

(ii)	an administration order has been made; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)	a mortgage or charge has been created by a company,

as notice of these matters may not be filed with the Registrar of Companies immediately, nor is it capable of revealing, before the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented.

(b)	The enquiry at the Central Registry of Winding Up Petitions referred to above relates only to a compulsory winding up and is not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding Up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period six months prior to the date when the enquiry was made.

We have taken instructions in relation to this matter solely from the Company.

This opinion is addressed to the Company solely for its benefit of the Company in connection with the Registration Statement. We hereby give such consent to:

(i)	the filing of this letter as an exhibit to the Registration Statement; and

(ii)	under the heading “Legal Matters” in the prospectus included in the Registration Statement, the reference to Allen & Overy LLP as having given this opinion,

provided that, in giving such consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated under it.

Yours faithfully,

/s/ Allen & Overy LLP

Allen & Overy LLP

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